LightTouch

Early Detection - Better Outcomes

- New technology designed to detect precancer up to two years early
- Reduce costs to healthcare system
- Device and disposable model
- Platform technology with pipeline and partner in place
- Early reimbursement plan
- FDA work complete and PMA filed
- Quick and painless appeal to patients



Guided Therapeutics™